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                                                                    EXHIBIT 10.3

                   SECOND AMENDMENT TO MASTER CREDIT AGREEMENT
                           AND SECURED PROMISSORY NOTE


         THIS SECOND AMENDMENT TO MASTER CREDIT AGREEMENT AND SECURED PROMISSORY NOTE (this "AMENDMENT") is made as of October 4, 1996 by and between CARMEL MOUNTAIN RANCH, a California general partnership ("BORROWER"), and BANK ONE, ARIZONA, NA, a national banking association ("BANK"), with respect to the following:

                                R E C I T A L S:

         A. Borrower and Bank are parties to that certain Master Credit Agreement dated as of February 15, 1995 (the "CMR CREDIT AGREEMENT"). (Initially capitalized terms used herein but not otherwise expressly defined shall have the meanings defined in the CMR Credit Agreement.) In connection with the CMR Credit Agreement, Borrower executed and delivered to Bank that certain Secured Promisssory Note dated February 15, 1995 in the original principal amount of $29,000,000 (the "CMR NOTE").

         B. The amount available to CMR under the line of credit provided under the CMR Credit Agreement has previously been reduced to provide the line of credit which is the subject of the TPC Credit Agreement. (Unless the context otherwise requires, references herein to the TPC Credit Agreement shall mean the TPC Credit Agreement as amended by the Amendment thereto of even date herewith.)

         C. CMR has now requested that Bank consider providing to Horsethief Canyon Partners, a California general partnership ("HCP"), in which Presley is a general partner, on a project by project basis, financing to develop lots for residential homes and for the construction of single family attached and detached production homes and model homes in the master-planned community of Horsethief Canyon located in the unincorporated area of Riverside County, California.

         D. Bank has agreed to consider providing such financing to HCP upon the terms and subject to the conditions set forth in that certain Master Credit Agreement dated of even date herewith between Bank and HCP (the "HCP CREDIT AGREEMENT").

         E. As a condition precedent to Bank's willingness to enter into the HCP Credit Agreement, Bank has required and Borrower has agreed to amend the CMR Credit Agreement and the CMR Notein the manner set forth herein.

         F. Borrower acknowledges and agrees that it will benefit by the extension of credit by Bank to HCP and that absent the concurrent execution and delivery of this Amendment by Borrower, Bank would not enter into the HCP Credit Agreement.

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         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the CMR Credit Agreement and the CMR Note as follows:

         1. DEFINED TERMS.

                  (a) The following definitions are added in Article I of the CMR Credit Agreement:

                  "ELIGIBLE COLLATERAL CUT-OFF DATE" shall mean the date three
         (3) months prior to the Termination Date.

                  "HCP" shall mean Horsethief Canyon Partners, a California general partnership.

                  "HCP CREDIT AGREEMENT" means that certain Master Credit Agreement dated as of October 4, 1996, between Bank and HCP, as amended from time to time.

                  (b) The definition of "Project Unit Advance Repayment Date" appearing in Article I of the CMR Credit Agreement is deleted.

                  (c) The definition of "Termination Date" appearing in Article I of the CMR Credit Agreement is amended by substituting "March 17, 1998" for "October 31, 1998."

         2. ELIGIBLE COLLATERAL CUT-OFF DATE. The date "March 17, 1998" appearing in (i) the definition of Eligible Collateral set forth in Article I of the CMR Credit Agreement and (ii) in the last sentence of the final paragraph of
Section 2.5.8 thereof is replaced with the words "the Eligible Collateral Cut-off Date". Additionally, the date "November 30, 1997" appearing in Section
2.5.4 of the CMR Credit Agreement is replaced with the words "the Eligible Collateral Cut-off Date".

         3. PROJECT UNIT ADVANCE REPAYMENT DATE. Section 2.2.2 of the CMR Credit Agreement is amended to read in its entirety as follows:

         Unit Advances under a Project Loan shall consist of Model Unit Advances and Production Unit Advances and shall be made with respect to Eligible Collateral from time to time prior to the expiration of the applicable Unit Term. All Unit Advances shall be on a revolving basis and may be repaid and reborrowed subject to the terms and conditions herein. All Unit Advances are subject to the limitations set forth below and are further limited by the provisions of Section 2.5.3. All outstanding Unit Advances under all Project Loans shall be due and payable on the Termination Date;

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         provided, however, that with respect to each Extended Term Unit (as defined below), all outstanding Unit Advances with respect to such Unit shall be due and payable on the last day of the Unit Term of such Unit that is running on the Termination Date. As used in this Section 2.2.2, the term "EXTENDED UNIT TERM" shall mean a Unit in Eligible Collateral on the Termination Date whose then-existing Unit Term will expire after the Termination Date.

         4. TRANSFER OF LOTS TO ELIGIBLE COLLATERAL. Section 2.2.3.5 of the CMR Credit Agreement is amended by adding the following immediately preceding the period at the end thereof: "and (iv) such Lot is transferred to Eligible Collateral prior to the Eligible Collateral Cut-off Date".

         5. NUMBER OF ADVANCES. The second sentence of Section 2.5.1 of the CMR Credit Agreement is amended to read in its entirety as follows:

         Such Person or Persons are hereby authorized by Borrower to request Advances not more frequently than two (2) times per month, in any case upon not less than four (4) Business Days prior written notice to Bank, in amounts of not less than Fifty Thousand Dollars ($50,000.00) per request, and to direct the disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice.

         6. LIMIT ON ADVANCES. Section 2.5.3.3(iii) of the CMR Credit Agreement is amended to read in its entirety as follows:

              (iii) The sum of all Advances then outstanding, plus the sum of all Advances (as such term is defined in the TPC Credit Agreement) then outstanding under the TPC Credit Agreement, plus the sum of all Advances (as such term is defined in the HCP Credit Agreement) then outstanding under the HCP Credit Agreement to exceed Twenty-Nine Million Dollars ($29,000,000).

         7. UNIT TERM.

                  (a) The first sentence of Section 2.5.4 of the CMR Credit Agreement is amended by deleting the word "exceed" and substituting therefor the words "extend beyond the date that is nine (9) months after".

                  (b) The first sentence of Section 2.5.4.1 of the CMR Credit Agreement is amended by adding the words "(but not beyond the date that is three
(3) months after the Termination Date)" immediately following the words "three
(3) month period" appearing in the first sentence of such Section.

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                  (c) The first sentence of Section 2.5.4.3 of the CMR Credit
Agreement is amended by adding the words "(but not beyond the date that is nine
(9) months after the Termination Date)" immediately following the words "twelve-month periods" appearing in the first sentence of such Section.

         8. ADDITIONAL COMMITMENT FEE. Section 2.6.4 of the CMR Credit Agreement is amended to read in its entirety as follows:

                  2.6.4 ADDITIONAL COMMITMENT FEE. At March 17, 1996, and at each anniversary of such date, or upon the earlier termination or expiration of this Agreement, as the case may be, Borrower shall pay to Bank the excess, if any, of the Minimum Commitment Fee over the sum of all other fees paid under Sections 2.6.1, 2.6.2 and 2.6.3 and attributable to the preceding 12-month period (or such part thereof as this Agreement has been in effect). However, Borrower shall receive as a credit against any excess amount to be paid to Bank pursuant to this
         Section 2.6.4 such portion (if any) as may be designated in writing by Borrower to Bank of the excess (if any) of (i) the sum of (A) the aggregate amount paid by the borrower to Bank pursuant to Sections
         2.6.3 and 2.6.4 of the TPC Credit Agreement and attributable to such period and (B) the aggregate amount paid by the borrower to Bank pursuant to Sections 2.6.2 and 2.6.3 of the HCP Credit Agreement and attributable to such period over (ii) the excess (if any) of the sum of
         (y) the Minimum Commitment Fee (as such term is defined in the TPC Credit Agreement) and (z) the Minimum Commitment Fee (as such term is defined in the HCP Credit Agreement).

         9. FINANCIAL COVENANTS.

                  (a) Sections 5.20.1 through 5.20.4 of the CMR Credit Agreement are amended to read in their entirety as follows:

                  5.20.1 MINIMUM LIQUIDITY. Borrower shall, as of the end of each Fiscal Quarter, maintain Cash on Hand in an amount of not less than the greater of (i) five percent (5%) of Borrower's Debt, or (ii) Five Hundred Thousand Dollars ($500,000).

                  5.20.2 MINIMUM NET WORTH. Borrower shall not permit Borrower's Tangible Net Worth at any time to be less than an amount equal to Five Million Dollars ($5,000,000).

                  5.20.3 BORROWER'S MAXIMUM LEVERAGE. Borrower shall not permit Borrower's Total Liabilities to Borrower's Tangible Net Worth to be greater than 1.5:1.

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                  5.20.4 CONSOLIDATED MAXIMUM LEVERAGE. Borrower shall not
         permit Consolidated Total Liabilities to Consolidated Tangible Net Worth to be greater than 3.5:1 (before Value Write-Downs for periods after December 31, 1994) or 3.25:1 (after Value Write-Downs for periods after December 31, 1994).

         For purposes of the above provisions of this Section 5.20, the term "VALUE WRITE-DOWNS" shall mean (i) net realizable value write-downs determined in accordance with GAAP or (ii) impairment losses determined in accordance with GAAP, as applicable.

         10. EVENTS OF DEFAULT.

                  (a) Section 7.1.8 of the CMR Credit Agreement is amended by substituting "sixty (60) days after the entry thereof" for "thirty (30) days after the entry thereof."

                  (b) Section 7.1.14 of the CMR Credit Agreement is amended to read in its entirety as follows:

                  7.1.14 Any failure, breach or default by Borrower, Presley or Presley CMR under any other indebtedness owed by Borrower, Presley or Presley CMR, as the case may be, to Bank, including without limitation, a default under any Loan Document (as defined in the TPC Credit Agreement); and/or any failure, breach or default by HCP under any indebtedness owed by HCP to Bank, including, without limitation, a default under any Loan Document (as defined in the HCP Credit Agreement).

         11. MATURITY DATE OF NOTE. The first sentence of Paragraph 2 of the CMR
Note is amended to read in its entirety as follows:

         The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of the Loan Documents shall be due and payable on March 17, 1998 (the "MATURITY DATE"); provided, however, that the unpaid principal balance hereof with respect to each Extended Term Unit, together with all unpaid interest accrued thereon, shall be due and payable on the date determined in accordance with the provisions of Section 2.2.2 of the Loan Agreement.

         12. CHOICE OF LAW. This Amendment and the transactions contemplated hereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law or conflict-of-laws rules or principles.

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         13. ASSIGNMENT. Borrower shall not assign any of its rights under this
Amendment.

         14. TITLES AND HEADINGS. The titles and headings of sections of this Amendment are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

         15. CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Amendment may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Except as set forth herein, the CMR Credit Agreement and the CMR Note shall remain unmodified and in full force and effect.

         16. COUNTERPART EXECUTION. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.



                            [Signature Page Follows]

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DATED as of the date first above stated.


BORROWER:                         CARMEL MOUNTAIN RANCH,
                                  a California general partnership

                                  By:      Presley Homes,
                                           a California corporation,
                                           General Partner


                                           By:    /s/ DAVID M. SIEGEL
                                                  -----------------------
                                           Name:  David M. Siegel
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Assistant Secretary


                                           By:    /s/ LINDA L. FOSTER
                                                  -----------------------
                                           Name:  Linda L. Foster
                                           Title: Vice President and
                                                  Corporate Secretary


                                  By:      Presley CMR, Inc.,
                                           a California corporation,
                                           General Partner


                                           By:    /s/ DAVID M. SIEGEL
                                                  -----------------------
                                           Name:  David M. Siegel
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Assistant Secretary


                                           By:    /s/ LINDA L. FOSTER
                                                  -----------------------
                                           Name:  Linda L. Foster
                                           Title: Vice President and
                                                  Corporate Secretary



BANK:                             BANK ONE, ARIZONA, NA,
                                  a national banking association


                                  By:    /s/ KAREN J. NIXON
                                         --------------------------
                                  Name:  Karen J. Nixon
                                  Title: Vice President



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